Exhibit 10.16.2

AMENDED AND RESTATED

ATHENE HOLDING LTD.,

2012 SHARE INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the AMENDED AND RESTATED ATHENE HOLDING LTD., 2012 SHARE INCENTIVE PLAN (the “Plan”) is (i) to further the growth and success of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), and its Subsidiaries (as such terms are hereinafter defined) by enabling directors and employees of, or consultants to, the Company, its Subsidiaries and the Asset Management Company (as hereinafter defined) to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the growth and success of the Company and its Subsidiaries. Awards granted under the Plan (the “Awards”) shall be nonqualified share options (referred to herein as “Options” or “NSOs”), rights to purchase Shares, restricted shares (referred to herein as “Restricted Shares”), restricted share units (referred to herein as “Restricted Share Units”) and other awards settleable in, or based upon, Shares (“Other Share-Based Awards”).

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Adoption Agreement” means an agreement between the Company and a Participant, pursuant to which such Participant agrees to become a party to the Shareholders Agreement and/or the Registration Rights Agreement.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition and the definition of the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person.

“Asset Management Company” means Athene Asset Management, L.P., a Cayman Islands exempted limited partnership and any successor entity or new entity that performs similar functions for the Company and its Subsidiaries.

“Award” has the meaning set forth in Article I hereof.

“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Board or the Committee.

“Board” means the Board of Directors of the Company.

“Bye-Laws” means the Seventh Amended and Restated Bye-Laws of the Company, as they may be further amended, supplemented, restated or otherwise modified from time to time.

“Capital Shares” means any and all shares of, interests and participations in, and other equivalents (however designated) of shares of the Company, including without limitation all Shares.

“Cause” means, with respect to a Termination of Relationship: (i) if such Participant is at the time of termination a party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in such Award Agreement; and (iii) in all other cases, a Termination of Relationship by the Company, any of its Subsidiaries or the Asset Management Company based on such Participant’s (A) commission of a felony or a crime of moral turpitude (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction); (B) commission of a willful and material act of dishonesty involving the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates; (C) material non-curable breach of the Participant’s obligations hereunder or any other agreement entered into between the Participant and the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates; (D) breach of the Company’s policies or procedures (or the policies or procedures of any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates which are applicable to the Participant) that causes material harm to the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any of their business reputations; (E) willful misconduct or gross negligence which causes material harm to the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any of their business reputations; (F) violation of a fiduciary duty of loyalty to the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates that causes material harm to the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any of their business reputations; (G) knowing attempt to obstruct or knowing failure to cooperate with any investigation authorized by the Company, any of its Subsidiaries, the Asset Management Company, any of their respective Affiliates or any governmental or self-regulatory entity; (H) disqualification or bar by any governmental or self-regulatory authority or the Participant’s loss of any governmental or self-regulatory license that is reasonably necessary for the Participant to perform his / her duties to the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates; (I) any directive has been made by any governmental or self-regulatory authority to terminate the Participant; or (J) failure to cure a material breach of his or her obligations under this Agreement or any other agreement entered into between the Participant and the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates within 30 days after written notice of such breach. For the avoidance of doubt, the termination of a Participant’s service with the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates for Cause shall constitute Cause under the Plan.

“Closing Date” means November 3, 2011, which is the date the Company first sold Class A common shares to the Relevant Investor pursuant to the Pre-emptive Rights Offer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Company” has the meaning set forth in Article I hereof.

“Corporate Transaction” has the meaning set forth in Section 10.1 hereof.

“Disability” means, with respect to each Participant, (i) if such Participant is at the time of termination a party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases is a physical or mental impairment which, as reasonably determined by the Board, renders the Participant unable to perform the essential functions of his or her employment with his or her employer, even with reasonable accomodation that does not impose an undue hardship on his or her employer, for more than 90 days in any 180-day period, unless a longer period is required by federal or state law, in which case that longer period would apply.

“Effective Date” means the date the Plan is adopted by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” has the meaning ascribed thereto in the Shareholders Agreement.

“Fair Market Value” means, the closing price of Shares on any national securities exchange or any national market system on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Shares are so reported. If Shares are not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Shares on the most recent date on which Shares were publicly traded. If the Shares are not publicly traded at the time a determination of its Fair Market Value is made, the Board shall reasonably determine its Fair Market Value in good faith as it deems appropriate (such determination will be made in the manner that satisfies Section 409A of the Code, and may be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations).

“Good Reason” means with respect to a Termination of Relationship: (i) if such Participant is at the time of termination a party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, a Termination of Relationship by the Participant following: (A) a reduction of greater than 10% in the Participant’s annual base salary or bonus potential under any bonus plan maintained by the Asset Management Company (if Participant is

employed by the Asset Management Company), the Company or any of its Subsidiaries that employs the Participant (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive); or (B) any material adverse change in the Participant’s title, authority, duties, or responsibilities or the assignment to the Participant of any duties or responsibilities inconsistent in any material respect with those customarily associated with the position of the Participant; provided, however, that none of the events described in the foregoing clauses (A) and (B) shall constitute Good Reason unless the Participant shall have notified the Company in writing describing the events which constitute Good Reason within 45 days after the occurrence of such events and then only if the relevant employer shall have failed to cure such events within 60 days after the Company’s receipt of such written notice. Notwithstanding anything to the contrary herein, any material adverse change in the Participant’s title, authority, duties, or responsibilities or the assignment to the Participant of any duties or responsibilities inconsistent in any material respect with those customarily associated with the position of the Participant, as a result of the Company’s issuance of additional equity (including Excluded Securities) shall not constitute “Good Reason.”

“IPO” means an underwritten initial public offering of the common equity of the Company.

“Liquidation” shall have the meaning set forth in the Shareholders Agreement.

“Notice” has the meaning set forth in Section 5.7 hereof.

“NSOs” has the meaning set forth in Article I hereof.

“Option” has the meaning set forth in Article I hereof.

“Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 5.4 hereof.

“Option Shares” has the meaning set forth in Section 5.7(b) hereof.

“Participant” has the meaning set forth in Article IV hereof.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Pre-emptive Rights Offer” means the pre-emptive rights offering of Class A common shares, issuable for $11.16 per share, initiated by the Company by sending out notices of pre-emptive rights to its existing stockholders on or about November 3, 2011.

“Plan” has the meaning set forth in Article I hereof.

“Purchase Price” has the meaning set forth in Section 6.2 hereof.

“Realized Cash” means all amounts received by the Relevant Investor in respect of the Relevant Investor Shares, whether such amount is in cash, securities or otherwise, including, without limitation, all dividends and other distributions, including assets, all proceeds received from the sale of Relevant Investor Shares and all proceeds received from a Sale of the Company or a Liquidation of the Company (including, for the avoidance of doubt, all holdbacks, escrows, earn outs and other deferred payments upon the receipt of such amounts by the Relevant Investor and any amounts received in accordance with Section 4.5 of the Bye-Laws), provided that the value of any distributed assets shall be the fair market value of such assets at the time of distribution as reasonably determined by the Board. Notwithstanding the foregoing, securities received as a result of share splits, including a share split in the form of a share dividend and all other pro rata distributions of shares shall not be Realized Cash. In the event of a sale by the Relevant Investor of less than 100% of the Capital Shares held by the Relevant Investor, for purposes of determining Realized Cash, the Relevant Investor shall be deemed to sell its Capital Shares on a “first in, first out” basis.

“Registration Statement” means a registration statement filed by the Company with the U.S. Securities and Exchange Commission.

“Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement, dated as of April 4, 2014, by and among the Company and the shareholders of the Company from time to time party thereto (as such may be amended, supplemented or modified from time to time).

“Relevant Investor” means, collectively, Stanhope Life II, L.P., Palmetto Athene Holdings, LLC and any successor legal entities to the foregoing persons as a result of a merger, consolidation or similar reorganization. For purposes of this Plan, the Relevant Investor shall be treated as one Person.

“Relevant Investor Investment” means direct or indirect investments in Capital Shares (whether in cash or in kind) of the Company made by the Relevant Investor on or after the Closing Date pursuant to the Pre-emptive Rights Offer, up to the maximum amount of the Total Commitment, but excluding any purchases or repurchases of Capital Shares on any securities exchange or any national market system after an initial public offering.

“Relevant Investor Shares” means Capital Shares held by the Relevant Investor and received with respect to the Relevant Investor Investment in the Company up to the maximum amount of the Total Commitment, but shall not include any Capital Shares held by the Relevant Investor as a result of investments exceeding the maximum amount of the Total Commitment or any Capital Shares held by the Relevant Investor prior to the Closing Date.

“Reserved Shares” means, at any time, an aggregate of 3,356,126 Shares, as the same may be adjusted at or prior to such time in accordance with Section 10.1.

“Restricted Shares” means an Award granted to a Participant pursuant to Article VII hereof.

“Restricted Share Unit” means an Award granted to a Participant pursuant to Article VIII hereof.

“Sale of the Company” shall have the meaning ascribed to such term in the Shareholders Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders Agreement” means the Sixth Amended and Restated Shareholders Agreement, dated April 4, 2014, by and among the Company and the signatories party thereto, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“Shares” means the Class M-2 common shares of the Company, par value $0.001 per share, formerly the Class D common shares of the Company.

“Share Award” means an Award of the right to purchase Shares under Article VI of the Plan.

“Subscription Agreement” means any agreement by and between the Company and a Participant that relates to a subscription by such Participant to purchase Shares from the Company (as such may be amended, supplemented or modified from time to time).

“Subsidiary” means (i) any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof, or (ii) for purposes of determining eligibility to receive an Award and become a Participant in the Plan, any other entity of which the Company owns securities or interests representing a majority, directly or indirectly, of the value of such entity.

“Termination Date” means the tenth anniversary of the Effective Date.

“Termination of Relationship” means, with respect to each Participant, the termination of the Participant’s services as an employee or director of, or consultant to, the Company, its Subsidiaries and the Asset Management Company for any reason, including as a result of the Subsidiary to which the Participant provides services no longer being a Subsidiary of the Company because of a sale, divestiture or other disposition of such Subsidiary.

“Total Commitment” means the purchase of an aggregate of 11,200,716.85 shares of Class A Common Stock of the Company at $11.16 per share by Stanhope Life II, L.P. and Palmetto Athene Holdings, LLC for $125 million.

“Total Invested Capital” means the aggregate U.S. dollar value of all Relevant Investor Investments. The U.S. dollar value of each Relevant Investor Investment shall be measured at the time of any such investment. Total Invested Capital is to be reasonably determined by the Board in good faith on a quarterly fiscal basis and shall be made available to the Participant as reasonably requested.

“Total Investor IRR” means the pretax compounded annual internal rate of return calculated on a quarterly basis realized by the Relevant Investor, based on the aggregate amount of Realized Cash received by the Relevant Investor. The Total Investor IRR shall be determined based on the actual time the Relevant Investor holds such Relevant Investor Investment and the Realized Cash received by the Relevant Investor during such period.

“Transferred” means, a sale, transfer, assignment, pledge, hypothecation, encumbrance in any way or other disposition of Restricted Shares (including any economic or voting interests with respect to such shares and including by way of hedging and other derivative transaction that limits or eliminates economic risk), either voluntarily or involuntarily and with or without consideration.

“Vested Options” means Options that have vested in accordance with the applicable Award Agreement.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1 Committee.

The Plan shall be administered by the Board or the Committee. The term “Committee” shall, for all purposes of the Plan, be deemed to refer to the Board if the Board is administering the Plan.

3.2 Procedures.

The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3 Interpretation; Powers of Committee.

Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in the Award Agreement evidencing such Award or an employment or consulting agreement between the Participant and Company, the Committee shall have all powers with respect to the administration of the Plan, including the authority to:

(a) determine eligibility and the particular persons or classes of persons who will receive Awards;

(b) grant Awards to eligible persons or eligible classes of persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards;

(c) approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d) construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan, make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(e) cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article XIII;

(f) accelerate or extend the exercisability or extend the term of any or all outstanding Awards, subject to any consent required under Article XIII; and

(g) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

All decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all Participants in the Plan.

3.4 Powers of the Chief Executive Officer.

Subject to the Committee’s approval, the Company’s Chief Executive Officer may recommend terms and conditions of Awards to the Committee, but shall not have the authority to approve any Awards.

3.5 Compliance with Code Section 162(m).

In the event the Company becomes a “publicly-held corporation” as defined in Code §162(m)(2), the Company may establish a committee of outside directors meeting the requirements of Code §162(m)(2) to (i) approve Awards that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code §162(m); and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, Awards under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Code §162(m) and any Treasury Regulations promulgated thereunder.

3.6 Number of Shares.

Subject to the provisions of Article X (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed the Reserved Shares. Shares that are subject to or underlie Options granted under the Plan that expire or for any reason are canceled or terminated without having been exercised (or Shares subject to or underlying the unexercised portion of any Options, in the case of Options that were partially exercised at the time of their expiration, cancellation or termination), as well as Shares that are subject to Share Awards made under the Plan that are not actually purchased pursuant to such Share Awards and Shares that are subject to Restricted Shares or Restricted Share Units that are forfeited, will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under the Plan.

3.7 Reservation of Shares.

The number of Shares reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of Shares which may be issued or delivered at any time pursuant to outstanding Awards.

ARTICLE IV

ELIGIBILITY

Awards may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company, any of its Subsidiaries or the Asset Management Company on the date of the grant. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”

ARTICLE V

SHARE OPTIONS

5.1 General.

Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan. Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Shares for which such Option shall be exercisable, the Option Price (as defined in Section 5.4 below) for such Shares and the other terms and conditions of the Option.

5.2 Vesting.

The Committee, in its sole discretion, shall determine and set forth such determination in the Award Agreement whether and to what extent any Options are subject to vesting based upon the Participant’s continued service to, or the Participant’s performance of duties for, the Company, any of its Subsidiaries or the Asset Management Company, or upon any other basis.

5.3 Date of Grant.

Except as may be otherwise provided in an Award Agreement, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

5.4 Option Price.

The Option Price shall be determined by the Committee and set forth in the Award Agreement. In no event, however, may the Committee determine an Option Price that is less than the Fair Market Value of the Share on the date of grant.

5.5 Automatic Termination of Options.

Each Option granted under the Plan, to the extent not previously exercised, shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates as are set forth in the applicable Award Agreement, consistent with the terms of the Plan.

5.6 Payment of Option Price.

The aggregate Option Price shall be paid in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Committee or by delivery of a personal or certified check payable to the Company); provided that the Committee may, in its sole discretion, specify one or more of the following other forms of payment which may be used by a Participant (but only to the extent permitted by applicable law) upon exercise of his or her Option:

(a) by surrender of Shares (by delivery of such shares or by attestation) with a Fair Market Value equal to the Option Price which were obtained by the Participant in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act);

(b) to the extent permitted by applicable law, in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or

(c) a combination of the methods set forth in this Section 5.6.

5.7 Notice of Exercise.

A Participant (or other person, as provided in Section 11.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Award Agreement evidencing his or her Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall state:

(a) that the Participant elects to exercise the Option;

(b) the number of Shares with respect to which the Option is being exercised (the “Option Shares”);

(c) the method of payment for the Option Shares (which method must be available to the Participant under the terms of his or her Award Agreement);

(d) the date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and

(e) any additional provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Participant and, if applicable, payment of the aggregate Option Price for such Shares. Such Notice shall also contain, and any such exercise shall be contingent upon, to the extent such Participant is not then a party to the Shareholders Agreement and the Registration Rights Agreement (and either of such Agreements remains in effect on such date), an executed Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Shareholders Agreement and the Registration Rights Agreement, as applicable.

Notwithstanding anything to the contrary herein or in any Award Agreement, an Option may only be exercised in an amount proportionate (determined with reference to the total number of Shares originally subject to the Award as may be adjusted pursuant to Article X) to the extent the Investors have then funded the Total Commitment relative to the aggregate Total Commitment.

5.8 Issuance of Certificates.

The Company shall issue share certificates in the name of the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 11.2), representing the Shares purchased upon exercise of the Option as soon as practicable after receipt of the Notice and, if applicable, payment of the aggregate Option Price for such Shares; provided that the Company, in its sole discretion, may elect not to issue any fractional Shares upon the exercise of an Option (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and, in lieu of issuing such fractional Shares, shall pay the Participant the Fair Market Value thereof as determined by the Board in good faith. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 11.2 shall have any privileges as a shareholder of the Company with respect to any Shares issuable upon exercise of an Option granted under the Plan until the date of issuance of share certificates representing such Shares pursuant to this Section 5.8.

ARTICLE VI

SHARE AWARDS

6.1 General.

Share Awards may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Share Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Share Award, including without limitation the number of Shares covered by the Share Award, the Purchase Price (as defined in Section 6.2 below), if any, for such Shares and the deadline for the purchase of such Shares.

6.2 Purchase Price; Payment.

The price (the “Purchase Price”), if any, at which each Share covered by the Share Award may be purchased upon exercise of a Share Award shall be determined by the Committee and set forth in the applicable Award Agreement. The Company will not be obligated to issue certificates evidencing Shares purchased under this Article VI unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as reasonably determined by the Committee, have been satisfied. The Purchase Price of any Shares subject to a Share Award must be paid in full at the time of the purchase.

6.3 Adoption Agreement.

Each Share Award shall be contingent upon, to the extent such Participant is not then a party to the Shareholders Agreement and the Registration Rights Agreement (and either of such Agreements remains in effect on such date), an executed Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Shareholders Agreement and the Registration Rights Agreement, as applicable. In addition, to the extent determined applicable by the Committee, each Share Award shall be contingent upon the relevant Participant executing a Subscription Agreement in form and substance satisfactory to the Board.

ARTICLE VII

RESTRICTED SHARES

7.1 General.

Restricted Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the time or times at which grants of Restricted Shares will be awarded, the number of Shares to be awarded to Participants, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7.3.

The Committee may, prior to grant, condition the vesting of Restricted Shares upon continued service of the Participant, upon the Participant’s performance of duties or upon any other basis. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

7.2 Awards and Certificates.

Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates. Any certificate issued in respect of Restricted Shares shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The sale or other transfer of Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the AMENDED AND RESTATED ATHENE HOLDING LTD., 2012 SHARE INCENTIVE PLAN, in an Award Agreement and in a Shareholders Agreement. A copy of the Plan, such Award Agreement and such Shareholders Agreement may be obtained from ATHENE HOLDING LTD.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share power, endorsed in blank, relating to the Shares covered by such Award.

7.3 Terms and Conditions.

Restricted Shares shall be subject to the following terms and conditions:

(a) Subject to the provisions of the Plan and the Award Agreement referred to in Section 7.3(d), and except as otherwise permitted under the Shareholders Agreement, during the restricted period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber unvested Restricted Shares. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service, performance or other criteria as the Committee may determine.

(b) Except as provided in the Award Agreement, the Participant shall not have, with respect to the Restricted Shares, any of the rights of a shareholder of the Company holding the class or series of Shares that is the subject of the Restricted Shares, including, if applicable, the right to vote the Shares and the right to receive any cash dividends, unless and until such Restricted Shares have vested in accordance with their terms and the respective terms of the related Award Agreement, the Shareholders Agreement and the Bye-Laws.

(c) If and when any applicable restricted period expires without a prior forfeiture of Restricted Shares, with respect to Shares having associated legended certificates, unlegended certificates for such Shares shall be delivered to the Participant that no longer reference such forfeiture provisions (but continue to reference the Shareholders Agreement and include any other legends that may be required by law) upon surrender of the legended certificates.

(d) Each Award of Restricted Shares shall be confirmed by, and be subject to, the terms of an Award Agreement.

(e) Each Award of Restricted Shares shall be contingent upon, to the extent such Participant is not then a party to the Shareholders Agreement and the Registration Rights Agreement (and either of such Agreements remains in effect on such date), an executed Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Shareholders Agreement and the Registration Rights Agreement, as applicable.

ARTICLE VIII

RESTRICTED SHARE UNITS

8.1	Nature of Award.

Restricted Share Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Share Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares. Restricted Share Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the time or times at which grants of Restricted Share Units will be awarded, the number of Shares to be awarded to Participants, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.2.

8.2	Terms and Conditions.

The Committee may, in connection with the grant of Restricted Share Units, condition the vesting thereof upon the continued service of the Participant to, or the Participant’s performance of duties for, the Company, its Subsidiaries or the Asset Management Company. Each Award of Restricted Share Units shall be confirmed by, and be subject to, the terms of an Award Agreement. The applicable Award Agreement shall specify the consequences for the Restricted Share Units of the Participant’s Termination of Relationship. An Award of Restricted Share Units shall be settled as and when the Restricted Share Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered until they are settled, except to the extent provided in the applicable Award Agreement in the event of the Participant’s death. Restricted Share Units that are settled for Shares shall be contingent upon, to the extent such Participant is not then a party to the Shareholders Agreement and the Registration Rights Agreement (and either of such Agreements remains in effect on such date), an executed Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Shareholders Agreement and the Registration Rights Agreement, as applicable.

ARTICLE IX

OTHER SHARE-BASED AWARDS

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares, including (without limitation) dividend equivalents and convertible debentures, may be granted under the Plan. The Committee shall determine the time or times at which grants of such Awards will be awarded, the number of Shares to be awarded to Participants, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, consistent with the terms of the Plan.

ARTICLE X

ADJUSTMENTS

10.1 Changes in Capital Structure.

In the event of an extraordinary share dividend, share split, reverse share split, share combination, or recapitalization or similar event affecting the capital structure of the Company, an extraordinary cash dividend, separation, spinoff or a reorganization (each, an “Adjustment Event”), then the Committee or the Board shall make substitutions or adjustments to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options, in each case, to the extent (if any) necessary to preserve (but not increase) the level of incentives by this Plan and the then-outstanding Awards. In the event of a merger, consolidation, acquisition of property or shares, share rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), then the Committee or the Board shall make substitutions or adjustments to: (w) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (x) the number and kind of Shares or other securities subject to outstanding Awards; (y) performance metrics and targets underlying outstanding Awards; and (z) the Option Price of outstanding Options, in each case, to the extent (if any) necessary to preserve (but not increase) the level of incentives by this Plan and the then-outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Option Price of such Option shall conclusively be deemed valid); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards.

10.2 Special Rules.

The following rules shall apply in connection with Section 10.1 above:

(a) No adjustment shall be made for cash dividends (except as described in Section 10.1) or any new issuance of securities by the Company (including the issuance of Excluded Securities) for consideration (except in connection with a Corporate Transaction); and

(b) The determination as to whether any adjustment referred to in Section 10.1 is needed and the extent and nature of any such adjustment shall be made by the Committee or the Board in its discretion and shall, absent manifest error, be conclusive and binding on all Persons holding any Awards granted under the Plan.

10.3 Adjustment and Continuation of Awards.

If a Sale of the Company occurs, the parties to the Sale of the Company may agree that any Option, Shares, Restricted Shares, Restricted Share Units or other Award outstanding under the Plan immediately prior to the consummation of the Sale of the Company shall, at the effective time of the Sale of the Company, be assumed and continued on substantially the same vesting and other terms and conditions as a like Award with respect to shares of common stock of the successor or acquiring company (or a parent company). If an Option is assumed, the number of shares and exercise or base price per share covered by the assumed Award will be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury Regulations. If a Restricted Share, Restricted Share Unit or other Award is assumed, the number of shares covered by the assumed Award will be a whole number that reflects the exchange ratio or value of the transaction consideration applicable with respect to holders of Shares in connection with the Sale of the Company.

10.4 Termination of Awards.

Any Award outstanding under the Plan immediately prior the consummation of a Sale of the Company that is not assumed pursuant to the preceding section will be terminated at the effective time of the Sale of the Company. If the terminated Award is an Option, then the holder of such Option will be entitled to receive at the effective time of the Sale of the Company a single sum payment equal to the excess, if any, of the transaction value of the Shares that are then covered by the Award over the aggregate Option Price for such Options, only to the extent that such Option was vested on the date of the Sale of the Company. No consideration will be payable in respect of the termination of an Option with a Option Price that is not more than the transaction value per Share or with regard to any Option that is unvested on the date of the Sale of the Company. The amount payable with respect to the termination of an outstanding Option pursuant to this section will be paid in cash, unless the parties to the Sale of the Company agree that some or all of such amount will be payable in the form of shares of common stock of the successor or acquiring company (or a parent company).

ARTICLE XI

RESTRICTIONS ON AWARDS

11.1 Compliance With Securities Laws.

No Awards shall be granted under the Plan, and no Shares shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Committee in its discretion may, as a condition to the delivery of any Shares pursuant to any Award granted under the Plan, require the applicable Participant (i) to represent in writing that the Shares received pursuant to such Award are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed reasonably appropriate by the Committee. Share certificates representing Shares acquired under the Plan that have not been registered under the Securities Act shall, if required by the Committee, bear such legends as may be required by the Shareholders Agreement and the applicable Award Agreement.

11.2 Nonassignability of Awards.

No Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution, or as otherwise provided in the applicable Award Agreement. An Award may be exercised during the lifetime of the Participant only by the Participant, unless the Participant becomes subject to a Disability. If a Participant dies or becomes subject to a Disability, his Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his designated beneficiary or if no beneficiary has been designated in writing, by his executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his death or Disability.

Before issuing any Shares under the Plan to any person who is not already a party to the Shareholders Agreement and the Registration Rights Agreement, as applicable, the Company shall obtain an executed Adoption Agreement from such person.

11.3 No Right to an Award or Grant.

Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director, consultant any right to be granted an Option to purchase Shares or to receive an Award under the Plan, except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

11.4 No Evidence of Employment or Service.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his employment by or service with the Company, any of its Subsidiaries or the Asset Management Company or interfere in any way with the right of the Company, any such Subsidiary or the Asset Management Company, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

11.5 No Restriction of Corporate Action.

Nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates from taking any corporate action which is deemed by the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates to be appropriate or in its best interest, whether such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant or beneficiary of a Participant will have any claim against the Company, any of its Subsidiaries, the Asset Management Company or any of their respective Affiliates as a result of any corporate action.

ARTICLE XII

TERM OF THE PLAN

This Plan shall become effective on the Effective Date and shall terminate on the Termination Date. No Awards may be granted after the Termination Date. Any Award outstanding as of the Termination Date shall remain in effect and the terms of the Plan will apply until such Award terminates as provided in the Plan or the applicable Award Agreement.

ARTICLE XIII

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect, and at any time or from time to time, by the Board or by the Committee with the prior approval of the Board. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement without the consent of an applicable Participant where such modification or amendment would materially impair the rights of such Participant, it being understood that the modification of Option Price, exercise period, purchase price, repurchase price or vesting terms shall be deemed to materially impair the rights of Participants, unless such modifications are made pursuant to Article X. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or regulation or the listing standards of the securities exchange, that is, at the applicable time, the principal market for the Shares.

ARTICLE XIV

CAPTIONS

The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

ARTICLE XV

WITHHOLDING TAXES

Upon any exercise or payment of any Award, the Company shall have the right at its option and in its sole discretion to (i) require the Participant to pay or provide for payment in cash of the amount of any taxes which the Company, any of its Subsidiaries or the Asset Management Company may be required to withhold with respect to such exercise or payment (provided that, to the extent permitted by the Company, any such Subsidiary or the Asset Management Company, as applicable, the Participant may elect to pay or provide such amount in Shares); (ii) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company, any such Subsidiary or the Asset Management Company, as applicable, may be required to withhold with respect to such exercise or payment; or (iii) reduce the number of Shares to be delivered to the Participant in connection with such exercise or payment by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation. In no event will the value of Shares withheld under clause (iii) above exceed the minimum amount of required withholding under applicable law.

ARTICLE XVI

SECTION 83(b) ELECTION

To the extent permitted by the Board or Committee, and unless otherwise provided in an Award Agreement, each recipient of Restricted Shares may, but is not obligated to, make an election under Section 83(b) of the Code to be taxed currently with respect to such Award. The election permitted under this Article XVI shall comply in all respects with and shall be made within the period of time prescribed under Section 83(b) of the Code. Each Participant shall prepare such forms as are required to make an election under Section 83(b) of the Code. The Company shall have no liability to any grantee who fails to make a permitted Section 83(b) election in a timely manner. In addition, the Company shall have no liability and makes no representation regarding the advisability of making an election under Section 83(b) of the Code, or regarding the tax, financial and other consequences of Awards.

ARTICLE XVII

CODE SECTION 409A COMPLIANCE

It is the intent of the Company that the awards under this Plan and the Committee’s exercise of authority or discretion with respect thereto shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. The Plan and the terms and conditions of the awards granted under this Plan shall be construed and interpreted consistent with that intent.

Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or any Award Agreement to a

“specified employee” (as defined under Section 409A of the Code) as a result of his or her termination of service shall be delayed for the first six (6) months following such termination of service and shall instead be paid as soon as administratively practicable following the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee).

ARTICLE XVIII

SECTION 16 COMPLIANCE

In the event that the Company becomes subject to Section 16 of the Exchange Act, it is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act will meet all of the requirements of Rule 16b-3. Accordingly, unless otherwise provided by the Committee, if any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.

ARTICLE XIX

OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

ARTICLE XX

NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

ARTICLE XXI

MISCELLANEOUS

21.1 Subsidiary Employees.

In the case of a grant of an Award to an employee or director of or consultant to any Subsidiary of the Company or the Asset Management Company, the Company may, if the Committee so directs, issue or transfer the Common Shares, if any, covered by the Award to the Subsidiary or the Asset Management Company, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or the Asset Management Company will transfer the Common Shares to the employee, director or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Common Shares underlying Awards that are forfeited or canceled should revert to the Company.

21.2 Foreign Employees and Foreign Law Considerations.

The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

21.3 Erroneously Awarded Compensation.

All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, may be subject to a claw back policy or other incentive compensation policy established from time to time by the Company to comply with such Act.

ARTICLE XXII

GOVERNING LAW

All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

* * * * * *

As amended and restated by the Board of Directors of ATHENE HOLDING LTD., on             , 2014.